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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                       PROTOCALL TECHNOLOGIES INCORPORATED
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                                    41-2033500
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    (State or Other Jurisdiction of               (IRS Employer Identification
     Incorporation or Organization)                           Number)


   47 MALL DRIVE, COMMACK, NEW YORK                         11725-5717
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(Address of Principal Executive Office)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered              Name of exchange on which each
                                                     class is to be registered


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following: [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following: [X]

Securities Act registration statement file number to which this form relates:

                                    333-86498
                                    ---------

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.001 per share
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         A description of the Common Stock being registered pursuant to this Registration Statement is contained in Item 5, "Other Events and Required FD Disclosure" in the Registrant's Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on August 6, 2004. The Current Report is incorporated herein by reference in response to this Item.

ITEM 2.  EXHIBITS

         The following exhibits required in accordance with Part I to the Instructions as to Exhibits on Form 8-A have been included as exhibits to this Registration Statement:

3.1 Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on June 3, 1998. (1)

3.2 Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on May 19, 2004.

3.3 Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on July 22, 2004.

3.4      Bylaws of Quality Exchange, Inc., adopted on June 17, 1998. (1)



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(1)      Incorporated by reference to the Registration Statement on Form SB-2, filed with the SEC on April 17, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated: January 7, 2005


                                       PROTOCALL TECHNOLOGIES INCORPORATED




                                       By: /s/ Bruce Newman
                                       -----------------------------------------
                                           Bruce Newman
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX
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EXHIBIT NO.       DESCRIPTION
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3.2               Certificate of Amendment to Articles of Incorporation of
                  Quality Exchange, Inc., filed with the Nevada Secretary of State on May 19, 2004.

3.3 Certificate of Amendment to Articles of Incorporation of Quality Exchange, Inc., filed with the Nevada Secretary of State on July 22, 2004.